United States
Securities and Exchange Commission
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AVALON GLOBOCARE CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AVALON GLOBOCARE CORP.
4400 Route 9 South, Suite 3100
Freehold, NJ 07728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 7, 2024

To the Stockholders of Avalon GloboCare Corp.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalon GloboCare Corp. (the “Company”) will be held on Monday, October 7, 2024, beginning at 9:00 a.m., Eastern Time. The Annual Meeting will be held virtually via the Internet at a virtual audio web conference at www.virtualshareholdermeeting.com/ALBT2024. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)    To elect seven director nominees to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)    To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

(3)    To approve the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules;

(4)    To approve the amendment of the Company’s amended and restated certificate of incorporation, as amended, to effectuate a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of no less than 1-for-2 and no more than 1-for-15, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

(5)    To approve the amendment of the Certificate of Incorporation, which approval is contingent upon stockholder approval of, and the effectuation of, the Reverse Stock Split, to reduce the total number of authorized shares of our common stock from 490,000,000 shares to 100,000,000 shares (the “Decrease in Authorized Shares”);

(6)    To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; and

(7)    To consider any other matters that may properly come before the Annual Meeting.

Proposal No. 5, the Decrease in Authorized Shares, is contingent upon stockholder approval of Proposal No. 4 and the occurrence of the Reverse Stock Split. With respect to all other proposals, including Proposal 4, approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, except for Proposal No. 5, the approved proposal would still take effect.

Only stockholders who owned shares of our common stock at the close of business on August 28, 2024 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the Internet or not, you may vote your shares over the Internet or by marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the Internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting live via the Internet will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors
/s/ Wenzhao Lu
Wenzhao Lu
Chairman of the Board of Directors
September 6, 2024
Freehold, NJ

PROXY STATEMENT

i

AVALON GLOBOCARE CORP.
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement contains information related to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalon GloboCare Corp., a Delaware corporation (“Avalon” or the “Company”), to be held on Monday, October 7, 2024 at 9:00 a.m., Eastern Time, or at such other time and place to which the Annual Meeting may be adjourned or postponed. We are planning to hold the Annual Meeting virtually via the Internet, at www.virtualshareholdermeeting.com/ALBT2024. The enclosed proxy is solicited by the Company’s Board of Directors (the “Board”). The proxy materials relating to the Annual Meeting will first be made available to stockholders entitled to vote at the Annual Meeting on or about September 6, 2024. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at 4400 Route 9 South, Suite 3100, Freehold, NJ 07728, during normal business hours for 10 days prior to the Annual Meeting.

Our proxy materials, including the Notice of Annual Meeting, our Proxy Statement, and our Annual Report for the fiscal year ended December 31, 2023 are available on the Internet at www.proxyvote.com.

In this Proxy Statement, the terms the “Company,” “we,” “us,” and “our” refer to Avalon GloboCare Corp. The mailing address of our principal executive offices is Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, NJ 07728.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders on the following matters:

(1)    To elect seven director nominees to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)    To ratify the appointment of M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

(3)    To approve the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules;

(4)    To approve the amendment of the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of no less than 1-for-2 and no more than 1-for-15, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

(5)    To approve the amendment of the Certificate of Incorporation, which approval is contingent upon stockholder approval of, and the effectuation of, the Reverse Stock Split, to reduce the total number of authorized shares of our common stock from 490,000,000 shares to 100,000,000 shares (the “Decrease in Authorized Shares”);

(6)    To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (as hereinafter defined) as disclosed in this Proxy Statement; and

(7)    To consider any other matters that may properly come before the Annual Meeting.

Proposal No. 5, the Decrease in Authorized Shares, is contingent upon stockholder approval of Proposal No. 4 and the occurrence of the Reverse Stock Split. With respect to all other proposals, including Proposal 4, approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, except for Proposal No. 5, the approved proposal would still take effect.

What are the Board’s voting recommendations?

Our Board recommends that you vote:

•        “FOR” the election of each of the director nominees identified herein (Proposal No. 1);

•        “FOR” the ratification of the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2);

•        “FOR” the approval of the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules (Proposal No. 3);

•        “FOR” the approval of the amendment of the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split (Proposal No. 4);

•        “FOR” approval of the amendment of the Certificate of Incorporation to reduce the total number of authorized shares of our common stock from 490,000,000 shares to 100,000,000 shares (Proposal No. 5); and

•        “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal No. 6).

If any other matter is properly brought before the Annual Meeting, the Company — through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy — will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Our Board believes that the election of the director nominees identified herein (Proposal No. 1), the appointment of M&K as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2), the approval of the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules (Proposal No. 3), the approval of the amendment of the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split (Proposal No. 4), the approval of the amendment of the Certificate of Incorporation to reduce the total number of authorized shares of our common stock from 490,000,000 shares to 100,000,000 shares (Proposal No. 5), and the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal No. 6), are advisable and in the best interests of the Company and its stockholders, and recommends that you vote “FOR” each of the proposals.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, August 28, 2024 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 15,984,185 outstanding shares of common stock.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/ALBT2024 using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about September 6, 2024. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting on www.virtualshareholdermeeting.com/ALBT2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.

How do I attend and vote shares at the Annual Meeting?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you may follow the instructions provided with your proxy materials. Have your proxy materials in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available from September 6, 2024 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on October 7, 2024.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Internet voting facilities are available from September 6, 2024 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on October 7, 2024.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 8:00 a.m., Eastern Time, on October 7, 2024.

Voting at the Annual Meeting

You will have the right to vote at the Annual Meeting.

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/ALBT2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

How can I submit a question for the Annual Meeting?

Stockholders may submit questions in writing during the Annual Meeting at www.virtualshareholdermeeting.com/ALBT2024. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend and vote shares at the Annual Meeting?” above).

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the Annual Meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the Annual Meeting matters, as time permits.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the Record Date will constitute a quorum for our meeting. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

How do I vote?

Your vote is important. On or about September 6, 2024, we will begin mailing our proxy materials to all stockholders of record on our books at the close of business on the Record Date and will post our proxy materials at www.proxyvote.com. In addition, that website provides information regarding how you may request to receive proxy materials electronically by email, on an ongoing basis.

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•        filing with the Secretary of the Company a notice of revocation;

•        submitting a later-dated vote by telephone or on the Internet;

•        sending in another duly executed proxy bearing a later date; or

•        attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What are “broker non-votes”?

Brokers, banks or other nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your broker, bank or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

Each of Proposal No. 1 (election of directors), Proposal No. 3 (approval of the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules), Proposal No. 4 (approval of the amendment of the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split, Proposal No. 5 (approval of the amendment of the Certificate of Incorporation to reduce the total number of authorized shares of our common stock from 490,000,000 shares to 100,000,000 shares), and Proposal No. 6 (approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement) is generally considered to be a “non-routine” matter and brokers, banks or other nominees are not permitted to vote on these matters if the broker, bank or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers, banks or other nominees how they wish to vote their shares on these proposals. Proposal No. 2 (ratification of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2024) is generally considered to be a “routine” matter, and hence a broker, bank or other nominee may be able to vote on Proposal No. 2 even if it does not receive instructions from the beneficial owner.

What vote is required to approve each proposal?

With respect to Proposal No. 1 (election of directors), the directors will be elected by a plurality of the votes cast at the Annual Meeting, and the director nominees who receive the greatest number of votes up to the maximum number of directors to be elected at the Annual Meeting will be elected. Brokers do not have discretionary authority to vote on this matter. As a result, abstentions and “broker non-votes”, if any, will not affect the outcome of the vote on Proposal No. 1.

With respect to Proposal No. 2 (the ratification of M&K as our independent registered public accounting firm for our fiscal year ending December 31, 2024), Proposal No. 3 (approval of the potential issuance of shares of the Company’s common stock in excess of 19.99% of our outstanding common stock pursuant to Nasdaq listing rules), Proposal No. 4 (approval of the amendment of the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split, Proposal No. 5 (approval of the Decrease in Authorized Shares), Proposal No. 6 (approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement), and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast by the holders of the shares of our common stock present or represented by proxy at the Annual Meeting and voting on such proposal, is required to approve these proposals.

Proposal No. 5 (the Decrease in Authorized Shares) is contingent upon stockholder approval of Proposal No. 4 and the occurrence of the Reverse Stock Split. With respect to all other proposals, including Proposal 4, approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, except for Proposal No. 5, the approved proposal would still take effect.

Abstentions will have no effect on the outcome of Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5 or Proposal No. 6. Brokers do not have discretionary authority to vote on Proposal No. 3, Proposal No. 4, Proposal No. 5 or Proposal No. 6, but they do have discretionary authority to vote on Proposal No. 2. Accordingly, broker non-votes will have no effect on the outcome of Proposals No. 3, No. 4, No. 5 or No. 6, and, because Proposal No. 2 is “routine,” no broker non-votes will occur on Proposal No. 2.

Under the DGCL, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What happens if stockholders approve one or more proposals but not others?

Approval of any one proposal is not dependent on stockholders approving any other proposal, except the Decrease in Authorized Shares (Proposal No. 5) is contingent upon stockholder approval of the Reverse Stock Split (Proposal No. 4) and the occurrence of such Reverse Stock Split. The Reverse Stock Split (Proposal No. 4) is not contingent upon stockholder approval of the Decrease in Authorized Shares (Proposal No, 5) or any other proposal. Other than Proposal No. 5, if stockholders approve one proposal, but not others, the approved proposal would still take effect.

Do any officers or directors have any interest in Proposals No. 2 through No. 5?

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of Proposals No. 2 through No. 5 that is not shared by all of our other stockholders.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL NO. 1: TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL
MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of seven directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors then in office, even if less than a quorum of the Board. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier resignation, death or removal.

Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the Annual Meeting:

Name	Age	Position
Wenzhao Lu	66	Chairman of the Board of Directors
David Jin, M.D., Ph.D.	56	Chief Executive Officer, President and Director
Lourdes Felix	56	Director
Steven A. Sanders	79	Director
William B. Stilley, III	56	Director
Wilbert J. Tauzin II	81	Director
Tevi Troy	56	Director

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and the Board to determine that the applicable nominee should serve as a member of our Board.

Wenzhao Lu.    Mr. Lu has served as our Chairman of the Board since October 10, 2016. He is a seasoned healthcare entrepreneur with extensive operational knowledge and experience in the U.S. and Asia. He served as chairman of the board of directors of the Daopei Medical Group (“DPMG”) from 2010 to 2021. Under his leadership, DPMG operated three top-ranked private hospitals (located in Beijing and Hebei), specialty hematology laboratories, and a hematology research institute, with more than 100 partnering and collaborating hospitals in China. DPMG was founded by Professor Daopei Lu, a renowned hematologist pioneering in hematopoietic stem cell transplant and a member of the Academy of Engineering in China. Mr. Lu received a Bachelor of Arts from Temple University Tyler School of Arts in 1988 and subsequently worked as senior Art Director at Ogilvy & Mather Advertising Company. In 2009, prior to joining DPMG, Mr. Lu served as Chief Operating Officer of BioTime Asia Limited, a subsidiary of BioTime, Inc. (NYSE American: BTX). We believe Mr. Lu is qualified to serve as a director because of his extensive operational knowledge of, and executive level management experience in, the healthcare industry.

David Jin.    Dr. Jin has served as our Chief Executive Officer, President and as a member of our Board since September 14, 2016. From 2009 to 2017, Dr. Jin served as the Chief Medical Officer of BioTime, Inc. (NYSE American: BTX), a clinical stage regenerative medicine company with a focus on pluripotent stem cell technology. Dr. Jin also acts as a senior translational clinician-scientist at the Howard Hughes Medical Institute and the Ansary Stem Cell Center at Weill Cornell Medical College of Cornell University. Dr. Jin previously served as Chief Consultant/Advisor for various biotech/pharmaceutical companies regarding hematology, oncology, immunotherapy and stem cell-based technology development. Dr. Jin has been Principal Investigator in more than 15 pre-clinical and clinical trials, as well as an author/co-author of over 80 peer-reviewed scientific abstracts, articles, reviews, and book chapters. Dr. Jin studied medicine at SUNY Downstate College of Medicine in Brooklyn, New York. He received his clinical training and subsequent faculty tenure at the New York-Presbyterian Hospital (the teaching hospital for both Cornell and Columbia Universities) in the areas of internal medicine, hematology, and clinical oncology. Dr. Jin was honored as Top Chief Medical Officer by ExecRank in 2012, as well as recognized by Leading Physicians of the World in 2015. We believe Dr. Jin is qualified to serve as a director because of his role with us, and his extensive operational knowledge of, and executive level management experience in, the healthcare industry.

Lourdes Felix.    Lourdes Felix has served as a member of the Board since January 9, 2023. Ms. Felix is an entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting and in the private sector. She presently serves as Chief Executive Officer, Chief Financial Officer, and a member of the board of directors of BioCorRx, Inc., a company focused on addiction treatment solutions and related disorders. She has been with BioCorRx, Inc. since October 2012. Ms. Felix is one of the founders and President of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx, Inc. Prior to joining BioCorRx, Inc., her experience was in the private sector and public accounting. Ms. Felix has expertise in finance, accounting, company-wide operations, budgeting, and internal control principles including GAAP, SEC, and SOX Compliance. She has thorough knowledge of federal and state regulations and has successfully managed and produced SEC regulatory filings. She also has extensive experience in developing and managing financial operations. Ms. Felix holds a Bachelor of Science degree in Accounting from the University of Phoenix. She continued her education and is an MBA candidate at D’Amore-McKim School of Business, Northeastern University. Ms. Felix is qualified to serve as a director because of her extensive investment and executive level management experience.

Steven A. Sanders.    Mr. Sanders has served as a member of the Board since July 30, 2018. Since January 2017, Mr. Sanders has been Of Counsel to the law firm of Ortoli Rosenstadt LLP. From July 2007 until January 2017, Mr. Sanders was a Senior Partner at Ortoli Rosenstadt LLP. From January 1, 2004 until June 30, 2007, he was Of Counsel to the law firm of Rubin, Bailin, Ortoli, LLP. From January 1, 2001 to December 31, 2003, he was Counsel at the law firm of Spitzer & Feldman PC. Mr. Sanders also serves as a member of the board of directors of Helijet International, Inc. From March 2018 to January 2024, he also served as a director of ElectraMeccanica Vehicles Corp., previously a Nasdaq-listed company. Additionally, since October 2013, he has been a member of the board of directors at the American Academy of Dramatic Arts, and, since February 2015, has been a member of the board of directors of the Bay Street Theater. Mr. Sanders received his JD from Cornell University and his BBA from The City College of New York. We believe Mr. Sanders is qualified to serve as a director because of his corporate, securities and international law experience, including working with companies in the life sciences industry.

William B. Stilley, III.    Mr. Stilley has served as a member of the Board since July 5, 2018. Mr. Stilley has been the Chief Executive Officer of Adovate, LLC since January 2023. Previously, he was Chief Executive Officer of Purnovate, Inc., a subsidiary of Adial Pharmaceuticals, Inc. (“Adial”), from January 2021 until May 2023, was Chief Executive Officer of Adial from December 2010 until August 2022, and continues as a member of Adial’s board of directors, which he joined in December 2010. From July 2021 to October 2022, Mr. Stilley served as a member of the board of directors and chairman of the audit committee of Sysorex, Inc. From August 2008 until December 2010, he was the Vice President, Business Development and Strategic Projects at Clinical Data, Inc. (NASDAQ: CLDA). Mr. Stilley was the COO and CFO of Adenosine Therapeutics, LLC until certain assets of Adenosine Therapeutics were acquired by Clinical Data, Inc. in August 2008. Mr. Stilley has advised both public and private companies on financing and M&A transactions, has been the interim CFO of a public company, the interim Chief Business Officer and then Advisor for Diffusion Pharmaceuticals from September 2015 through March 2018, the audit chair for a public company, and the COO and CFO of a number of private companies. Before entering the business community, Mr. Stilley served as Captain in the U.S. Marine Corps. Mr. Stilley has an MBA with honors from the Darden School of Business and a B.S. in Commerce/Marketing from the McIntire School of Commerce at the University of Virginia. He currently serves on the Advisory Board of Virginia BIO, the statewide biotechnology organization. We believe Mr. Stilley is qualified to serve as a director because of his extensive knowledge of the biotechnology industry, significant executive leadership and operational experience, and knowledge of, and experience in, financing and M&A transactions.

Wilbert J. Tauzin II.    Mr. Tauzin has served as a member of the Board since November 1, 2017. From December 2010 until March 1, 2014, Congressman Tauzin served as a Special Legislative Counsel at Alston & Bird LLP. From December 2004 to June 2010, Congressman Tauzin was President and Chief Executive Officer of Pharmaceutical Research and Manufacturers of America, a trade group that serves as one of the pharmaceutical industry’s top lobbying groups. He served 12.5 terms in the U.S. House of Representatives, representing Louisiana’s 3rd Congressional District. From January 2001 through February 2004, Congressman Tauzin served as Chairman of the House Committee on Energy and Commerce. He also served as a senior member of the House Resources Committee and Deputy Majority Whip. Prior to serving as a member of Congress, Congressman Tauzin was a member of the Louisiana State Legislature, where he served as Chairman of the House Natural Resources Committee and Chief Administration Floor Leader. He served as Lead Independent Director of LHC Group, a publicly traded provider of quality home health care, from 2005 to 2021 and retains the role of Lead Independent Emeritus today. The Congressman also served on the board of directors of Entergy, a Fortune 500 company. In addition, the Congressman chartered a Louisiana State Savings and Loan Association and Chaired its first board of directors. He received a Bachelor of Arts Degree from Nicholls State University and a Juris Doctor degree from Louisiana State University. We believe Congressman Tauzin is qualified to serve as a director because of his extensive knowledge of the pharmaceutical industry and his experience as a director of several publicly traded and privately held companies.

Tevi Troy.    Dr. Troy has served as a member of the Board since June 4, 2018. He is a former Deputy Secretary of the U.S. Department of Health and Human Services. Dr. Troy is a Senior Fellow at the Bipartisan Policy Center in Washington. He was the founder and CEO of the American Health Policy Institute and a Senior Fellow at Hudson Institute. On August 3, 2007, Dr. Troy was unanimously confirmed by the U.S. Senate as the Deputy Secretary of HHS. As Deputy Secretary, Dr. Troy was the chief operating officer of the largest civilian department in the federal government, with a budget of $716 billion and over 67,000 employees. Dr. Troy has extensive White House experience, having served in several high-level positions over a five-year period, culminating in his service as Deputy Assistant and then Acting Assistant to the President for Domestic Policy. Dr. Troy has held high-level positions on Capitol Hill as well. From 1998 to 2000, Dr. Troy served as the Policy Director for Senator John Ashcroft. From 1996 to 1998, Dr. Troy was Senior Domestic Policy Adviser and later Domestic Policy Director for the House Policy Committee, chaired by Christopher Cox. In addition to his senior level government work and health care expertise, Dr. Troy is also a best-selling presidential historian and the author of five books, including, most recently, “The Power and the Money: Epic Clashes Between Commanders in Chief and Titans of Industry.” Dr. Troy’s many other affiliations include contributing editor for Washingtonian magazine; member of the publication committee of National Affairs; member of the Board of Fellows of the Jewish Policy Center; a Senior Fellow at the Potomac Institute; and a member of the Bipartisan Commission on Biodefense. Dr. Troy has a B.S. in Industrial and Labor Relations from Cornell University and an M.A. and Ph.D. in American Civilization from the University of Texas at Austin. We believe Dr. Troy is qualified to serve as a director because of his extensive knowledge of the healthcare industry and his significant leadership experience.

Board Diversity Matrix

The following Board Diversity Matrix presents our Board diversity statistics in accordance with The Nasdaq Stock Market LLC’s (“Nasdaq”) Rule 5606. The information is based on our directors’ self-reporting.

Board Diversity Matrix (As of the Record Date)
Total Number of Directors – 7

	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1
Other	—	—	—	—

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Composition of Board of Directors

Our Board is currently composed of seven directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Board of Directors Meetings

The primary responsibility of our Board is to provide oversight, strategic guidance, counseling, and direction to our management team. Our Board meets on a regular basis and additionally as required. Our Board met three times in 2023. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings. Our last annual meeting of stockholders was held on September 12, 2023. Two of our directors attended the 2023 annual meeting. We expect that all directors will attend the 2024 Annual Meeting.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. Under the rules of The NASDAQ Capital Market, independent directors must comprise a majority of our Board. In addition, the rules of The NASDAQ Capital Market require that all the members of such committees be independent. Members of our Audit Committee, as defined below, must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Compensation committee members must also satisfy the independence criteria established by The NASDAQ Capital Market in accordance with Rule 10C-1 under the Exchange Act. Under the rules of The NASDAQ Capital Market, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Steven A. Sanders, Lourdes Felix, William B. Stilley, III and Tevi Troy do not, respectively, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of The NASDAQ Capital Market and the Securities and Exchange Commission (the “SEC”).

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Committees

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are defined and described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee.    We have a separately designated standing audit committee of the Board (the “Audit Committee”), established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Mr. Stilley, Mr. Sanders and Dr. Troy, with Mr. Stilley serving as the Chair of the Audit Committee. Our Board has determined that each director currently serving on our Audit Committee is an “independent director” as defined by The NASDAQ Capital Market applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act. In addition, Mr. Stilley is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined in Nasdaq rules. The Audit Committee is appointed by our Board to assist with monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our internal and external auditors.

The principal functions and responsibilities of our Audit Committee include:

•        reviewing our annual audited financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

•        reviewing our quarterly financial statements with management and our independent auditor prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

•        recommending to the Board the appointment of, and continued evaluation of the performance of, our independent auditor;

•        approving and conducting a review of all related party transactions for potential conflict of interest situations on an ongoing basis;

•        approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;

•        reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;

•        reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and

•        reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

During the fiscal year ended December 31, 2023, the Audit Committee met four times. The Audit Committee is governed by a written charter, as adopted by the Board. A copy of the Audit Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.avalon-globocare.com.

Compensation Committee.    The compensation committee of the Board (the “Compensation Committee”) consists of Ms. Felix, Mr. Sanders and Dr. Troy, with Ms. Felix serving as the Chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee is considered (i) an “independent director” as defined by Nasdaq rules applicable to members of a compensation committee; (ii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act; and (iii) an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The Compensation Committee also administers our equity incentive plans. The Compensation Committee works with the Chairman of the Board and our Chief Executive Officer and reviews and approves compensation decisions regarding senior management, including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

The principal functions and responsibilities of the Compensation Committee include:

•        reviewing and approving the Company’s compensation guidelines and structure;

•        reviewing and approving, on an annual basis, the corporate goals and objectives with respect to compensation for the Chief Executive Officer;

•        reviewing and approving, on an annual basis, the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation;

•        periodically reviewing and making recommendations to the Board regarding the compensation of non-management directors; and

•        developing the executive compensation philosophy and reviewing and recommending to the Board for approval all compensation policies and compensation programs for the executive team.

During the fiscal year ended December 31, 2023, the Compensation Committee did not meet. The Compensation Committee is governed by a written charter, as adopted by our Board. A copy of the Compensation Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.avalon-globocare.com.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee consists of Mr. Sanders, Mr. Stilley and Dr. Troy, with Mr. Sanders serving as the Chair of our Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Governance Committee is an “independent director” as defined by Nasdaq rules. The Nominating and Corporate Governance Committee is generally responsible for recommending to our full Board certain policies, procedures, and practices designed to ensure that our corporate governance policies, procedures, and practices continue to assist the Board and our management in effectively and efficiently promoting the best interests of our stockholders. The Nominating and Corporate Governance Committee is also responsible for selecting and recommending for approval by our Board and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the board committee members and chairpersons, subject to ratification by our Board, as well as recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law.

In identifying independent candidates, with significant senior-level professional experience, to be nominated as potential members of our Board, the Nominating and Corporate Governance Committee solicits candidates from the Board, senior management and others, and may engage a search firm in the process. The Nominating and Corporate Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the Board and the lead director if one has been appointed. In general, in considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names, together with appropriate biographical information and background materials to our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered.

The principal functions and responsibilities of the Nominating and Corporate Governance Committee include:

•        developing and maintaining our corporate governance policy guidelines;

•        developing and maintaining our Code of Business Conduct and Ethics;

•        overseeing the interpretation and enforcement of our Code of Business Conduct and Ethics for the Chief Executive Officer and senior financial and accounting officers;

•        evaluating the performance of our Board, its committees, and committee chairpersons and our directors; and

•        selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur from time to time.

During the fiscal year ended December 31, 2023, the Nominating and Corporate Governance Committee met one time. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.avalon-globocare.com.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

•        the name and address of record of the security holder;

•        a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•        the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•        a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

•        a description of any arrangements or understandings between the security holder and the proposed director candidate; and

•        the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed with the SEC, as the same may be updated from time to time. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board will satisfy this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, NJ 07728, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our employees, officers and directors. A copy of the code is posted under the “Investors” tab under “Corporate Governance — Governance Documents” on our website, which is located at www.avalon-globocare.com. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Director Liability and Indemnification

The DGCL authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act of 1933, as amended (the “Securities Act”). Our Certificate of Incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
David Jin, M.D., Ph.D.	56	Chief Executive Officer, President and Director	2016
Luisa Ingargiola	57	Chief Financial Officer	2017
Meng Li	46	Chief Operating Officer and Secretary	2016

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

David Jin, M.D., Ph.D., Chief Executive Officer and Director.    See description under “Proposal No. 1”.

Luisa Ingargiola, Chief Financial Officer.    Ms. Ingargiola has served as our Chief Financial Officer since February 21, 2017. Ms. Ingargiola has significant experience serving as Chief Financial Officer or Audit Chair for multiple Nasdaq and New York Stock Exchange companies. She currently serves as Director and Audit Chair for several public companies, including Dragonfly Energy (DFLI) and Vision Marine (VMAR) She also serves as Director for XOS Trucks (XOS). From March 2018 to January 2024, she served as a director of ElectraMeccanica Vehicles Corp., previously a Nasdaq-listed company and has held several other roles as Director as Audit Chair for several public companies. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer and then a member of the board of directors at MagneGas Corporation (Nasdaq: MNGA). Prior to 2007, Ms. Ingargiola held various roles as Budget Director and Investment Analyst in several private companies. Ms. Ingargiola graduated in 1989 from Boston University with a Bachelor’s degree in Business Administration and a concentration in Finance. In 1996, she received her MBA in Health Administration from the University of South Florida. Ms. Ingargiola is qualified to serve as a Chief Financial Officer because of her extensive knowledge corporate governance, regulatory requirements, executive leadership and knowledge of, and experience in, financing and M&A transactions.

Meng Li, Chief Operating Officer and Secretary.    Ms. Meng Li has served as our Chief Operating Officer and Secretary since October 10, 2016 and served as a member of the Board from October 10, 2016 to July 9, 2018 and from April 5, 2019 through December 30, 2022. Ms. Li has over 15 years of executive experience in international marketing, branding, communications, and media investment consultancy. Ms. Li served as Managing Director at Maxus/GroupM (a WPP Group company) where she was responsible for business P&L and corporate management from 2006 to 2015. Prior to joining Maxus/Group M, Ms. Li worked for Zenith Media (a Publicis Group company) from 2000 to 2006 as Senior Manager. Ms. Li received a Bachelor of Arts in International Economic Law from Dalian Maritime University in China.

EXECUTIVE COMPENSATION

We are currently a “smaller reporting company” and as such, we have opted to comply with the scaled down disclosure rules applicable to a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2023 exceeded $100,000 and who were serving as executive officers as of December 31, 2023, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that the individual was not serving as an executive officer as of December 31, 2023. We refer to these individuals as “named executive officers” or “NEOs.” Our named executive officers for the year ended December 31, 2023 were:

2023 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Dr. David Jin	2023	330,000	—	—	—	—	—	330,000
Chief Executive Officer	2022	360,000	—	—	—	—	—	360,000

Luisa Ingargiola	2023	350,000	—	—	—	—	—	350,000
Chief Financial Officer	2022	350,000	—	—	—	—	—	350,000

Meng Li	2023	280,244	—	—	—	—	—	280,244
Chief Operating Officer	2022	340,000	—	—	—	—	—	340,000

Employment Agreements

David Jin

On December 1, 2016, the Company entered into an Executive Employment Agreement with David Jin, the Company’s CEO and President. Pursuant to the agreement, Mr. Jin was employed as President and Chief Executive Officer of the Company, which agreement had a term initially through November 30, 2017 unless earlier terminated pursuant to the terms of the agreement. On February 20, 2020, the Company entered into a Letter Agreement with Dr. Jin pursuant to which the term of Dr. Jin’s Executive Employment Agreement was extended an additional three years. During the term of the agreement, Dr. Jin is entitled to a base salary and will be eligible for a discretionary performance bonus, equity awards and to participate in employee benefits plans as the Company may institute from time to time at the discretion of the Board.

On January 3, 2019, the Company entered into a Letter Agreement with Dr. Jin, pursuant to which his annual base salary set forth in his employment agreement was increased to $360,000, effective January 1, 2019. Pursuant to the agreement, Mr. Jin may be terminated for “cause” as defined and Mr. Jin may resign for “good reason” as defined. In the event Mr. Jin is terminated without cause or resigns for good reason, the Company will be required to pay Mr. Jin all accrued salary and bonuses, reimbursement for all business expenses and Mr. Jin’s salary for one year. In the event Mr. Jin is terminated with cause, resigns without good reason, dies or is disabled, the Company will be required to pay Mr. Jin all accrued salary and bonuses and reimbursement for all business expenses. Under the agreement Mr. Jin is subject to confidentiality, non-compete and non-solicitation restrictions. This agreement has not been extended, however Dr. Jin is continuing his employment with the Company at will and otherwise under the same terms and conditions, except that Dr. Jin agreed to a salary reduction as set forth in the table above for the year ended December 31, 2023 as part of the Company’s cost reduction measures.

Luisa Ingargiola

On February 21, 2017, Ms. Ingargiola and the Company entered into an Executive Retention Agreement effective February 9, 2017, pursuant to which Ms. Ingargiola agreed to serve as Chief Financial Officer in consideration of an annual salary. On January 3, 2019, the Company entered into a Letter Agreement with Ms. Ingargiola, pursuant to which her annual base salary set forth in her employment agreement was increased to $350,000 effective January 1, 2019.

The employment of Ms. Ingargiola is at will and may be terminated at any time, with or without formal cause. Pursuant to the terms of Executive Retention Agreement with Ms. Ingargiola, the Company has agreed to provide specified severance and bonus amounts and to accelerate the vesting on her equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.

In the event of a termination upon a change of control, Ms. Ingargiola is entitled to receive an amount equal to 12 months of her base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense.

In the event of an involuntary termination, Ms. Ingargiola is entitled to receive an amount equal to six months of her base salary and the target bonus then in effect for the executive officer for the six months in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. Such payment will be increased to 12 months upon the one-year anniversary of the retention agreement. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense.

Meng Li

On January 11, 2017, Avalon Shanghai entered into an Executive Employment Agreement with Meng Li, the Company’s COO and Secretary. Pursuant to the agreement, Ms. Li was employed as Chief Operating Officer and President of Avalon Shanghai initially through November 30, 2019, unless earlier terminated pursuant to the terms of the agreement. On February 20, 2020, the Company entered into a Letter Agreement with Meng Li pursuant to which the term of Ms. Li’s Executive Employment Agreement entered between the Company’s subsidiary and Ms. Li dated January 11, 2017 was extended an additional three years.

During the term of the agreement, Ms. Li is entitled to a base salary and will be eligible for a discretionary performance bonus, equity awards and to participate in employee benefits plans as the Avalon Shanghai may institute from time to time at the discretion of its Board of Directors. On January 3, 2019, the Company entered into a Letter Agreement with Ms. Li, pursuant to which her annual base salary set forth in her employment agreement was increased to $340,000 effective January 1, 2019, except that Ms. Li agreed to a salary reduction as set forth in the table above for the year ended December 31, 2023 as part of the Company’s cost reduction measures. Pursuant to the agreement, Ms. Li may be terminated for “cause” as defined and Ms. Li may resign for “good reason” as defined. In the event Ms. Li is terminated without cause or resigns for good reason, Avalon Shanghai will be required to pay Ms. Li all accrued salary and bonuses, reimbursement for all business expenses and Ms. Li’s salary for one year. In the event Ms. Li is terminated with cause, resigns without good reason, dies or is disabled, Avalon Shanghai will be required to pay Ms. Li all accrued salary and bonuses and reimbursement for all business expenses. Under the agreement Ms. Li is subject to confidentiality, non-compete and non-solicitation restrictions.

Option Exercises and Stock Vested

There were no options exercised by our executive officers or stock vested to our executive officers during the year ended December 31, 2023.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the outstanding equity awards of our principal executive officers and principal financial officer during 2023, and each person who served as an executive officer of the Company as of December 31, 2023:

	Outstanding Equity Awards
	Option Awards					Stock Awards
Name and principal position	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised options (#)	Options exercise price ($)	Option expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Luisa Ingargiola,	200,000	—	200,000	5.0	2/8/2027	—	—	—	—
CFO	40,000	—	40,000	15.2	2/18/2030	—	—	—	—

David Jin,	15,000	—	15,000	20.0	1/2/2024	—	—	—	—
CEO	40,000	—	40,000	15.2	2/18/2030	—	—	—	—

Meng Li,	15,000	—	15,000	20.0	1/2/2024	—	—	—	—
COO	30,000	—	30,000	15.2	2/18/2030	—	—	—	—

No Pension Benefits

The Company does not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Pay Versus Performance

Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” below is disclosure regarding executive compensation for our principal executive officer (“PEO,” also known as our CEO), and other Named Executive Officers and company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Pursuant to SEC rules, the information in this “Pay Versus Performance” section shall not be deemed to be incorporated by reference into any Avalon GloboCare Corp. filing under the Securities Act or Exchange Act, unless expressly incorporated by specific reference in such filing.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(2)	Net Loss ($)
2023	330,000	330,000	315,122	315,122	6	(16,707,010)
2022	360,000	360,000	345,000	345,000	63	(11,930,847)

____________

(1)      Our PEO for 2023 and 2022 was David Jin, our current Chief Executive Officer and President. Our Other Named Executive Officers for 2023 and 2022 were Luisa Ingargiola, our Chief Financial Officer, and Meng Li, our Chief Operating Officer.

(2)      Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2021.

Pay Versus Performance Relationships Descriptions

Relationship between “Compensation Actually Paid” and TSR

There is a limited relationship between TSR and our PEO and Named Executive Officers “compensation actually paid.” This is primarily because “compensation actually paid” is principally driven by fixed cash compensation. In addition, for the periods reported in the table, we did not use TSR as a measure of our performance in any of our executive compensation plans.

Relationship between “Compensation Actually Paid” and Net Loss

There is a limited relationship between net loss and our PEO and Named Executive Officers “compensation actually paid.” This is primarily because “compensation actually paid” is principally driven by fixed cash amount. In addition, for the periods reported in the table, we did not use net loss as a measure of our performance in any of our executive compensation plans.

DIRECTOR COMPENSATION

2023 Director Compensation Table

The following table sets forth information concerning the compensation earned or paid to certain of our non-employee directors during the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-equity Incentive Plan Compensation $	Change in Pension Value and Non- Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Wilbert Tauzin(1)	—	—	38,052	—	—	—	38,052
Wenzhao Lu	100,000	—	—	—	—	—	100,000
David Jin	—	—	—	—	—	—	—
Lourdes Felix(2)	68,488	—	23,268	—	—	—	91,756
Steven Sanders(3)	70,000	—	33,665	—	—	—	103,665
Tevi Troy(4)	60,000	—	33,665	—	—	—	93,665
William Stilley(5)	70,000	—	33,665	—	—	—	103,665

____________

(1)      Mr. Tauzin’s 2023 compensation consisted of 20,000 options vested and valued at $38,052.

(2)      Ms. Felix’s 2023 compensation consisted of cash of $68,488 and 7,803 stock options vested and valued at $23,268.

(3)      Mr. Sanders’s 2023 compensation consisted of cash of $70,000 and 8,000 options vested and valued at $33,665.

(4)      Dr. Troy’s 2023 compensation consisted of cash of $60,000 and 8,000 options vested and valued at $33,665.

(5)      Mr. Stilley’s 2023 compensation consisted of cash of $70,000 and 8,000 options vested and valued at $33,665.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Avalon GloboCare Corp. (the “Company”) submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2023 as follows:

1.      The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2023.

2.      The Audit Committee has discussed with representatives of Marcum LLP, the Company’s former independent public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (“SEC”).

3.      The Audit Committee has discussed with Marcum LLP, the Company’s former independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB.

In addition, the Audit Committee considered whether the provision of non-audit services by Marcum LLP was compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors of the Company has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Audit Committee of Avalon GloboCare Corp.
William Stilley
Tevi Troy
Steven Sanders

____________

*        The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

On July 10, 2024, the Audit Committee of the Board of Directors discharged Marcum LLP (“Marcum”), the Company’s former independent registered public accounting firm. On July 10, 2024, the Audit Committee appointed M&K as the Company’s new independent registered accounting firm.

Equity Compensation Plan Information

Equity Compensation Plan Information

Amended and Restated 2020 Stock Incentive Plan

On August 29, 2023, the Board adopted the Avalon GloboCare Corp. Amended and Restated 2020 Stock Incentive Plan (the “Amended and Restated 2020 Plan”), subject to stockholder approval, which was received on December 19, 2023. The Amended and Restated 2020 Plan provides for the grant of incentive stock options that are intended to qualify under Section 422 of the Code (“ISOs”), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and performance-based cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to the Company’s non-employee directors, consultants and other advisors.

A total of 2,000,000 shares of our common stock were initially available under the Amended and Restated 2020 Plan. In addition, the number of shares of our common stock reserved for issuance under the Amended and Restated 2020 Plan automatically increases on January 1 of each year, beginning on January 1, 2024, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. On January 1, 2024, the number of shares of our common stock reserved for issuance under the Amended and Restated 2020 Plan was increased by an aggregate of 109,995 shares. As of the Record Date, a total of 1,681,592 shares of our common stock are available for issuance under the Amended and Restated 2020 Plan, including shares that are the subject of outstanding awards as of such date.

Clawback/Recoupment.    Awards granted under the Amended and Restated 2020 Plan will be subject to the requirement that the awards be forfeited or amounts repaid to the Company after they have been distributed to the participant (i) to the extent set forth in an award agreement or (ii) to the extent covered by any clawback or recapture policy adopted by the Company from time to time (including the Clawback Policy adopted by the Board on November 16, 2023), or any applicable laws that impose mandatory forfeiture or recoupment, under circumstances set forth in such applicable laws.

Amendment, Termination.    Our Board may at any time amend, suspend or terminate the Amended and Restated 2020 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (i) increase the number of shares of our common stock available under the Amended and Restated 2020 Plan, (ii) change the group of individuals eligible to receive awards, or (iii) extend the term of the Amended and Restated 2020 Plan.

2020 Incentive Stock Plan

On June 12, 2020, the Board adopted the Avalon GloboCare Corp. 2020 Incentive Stock Plan (the “2020 Plan”), subject to stockholder approval, which was received on August 4, 2020.

The general purpose of the 2020 Plan is to provide a means whereby eligible directors, officers, employees or consultants to the Company develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. We believe that the 2020 Plan advances the Company’s interests by enhancing our ability to (i) attract, retain and reward employees, officers, directors and consultants who are in a position to make significant contributions to our success; (ii) encourage our employees, officers, directors and consultants to take into account our long-term interests through ownership of our shares of our common stock; and (iii) to provide incentives for such persons to exert maximum efforts for our success.

The Board has reserved 500,000 shares of our common stock for issuance under the 2020 Plan, subject to customary adjustments for stock splits, stock dividends or similar transactions. Under the 2020 Plan, awards may be made in the form of options to purchase shares of our common stock, as well as restricted shares of our common stock and restricted stock units payable in shares of our common stock. Options may be granted which are intended to qualify as ISOs under Section 422 of the Code or which are not intended to qualify as ISOs thereunder. However, ISOs may only be granted to employees. If any option granted under the 2020 Plan terminates without having been exercised in full or if any award is forfeited, or if shares otherwise issuable are withheld to satisfy tax withholding obligations, the number of shares of our common stock as to which such option or award was forfeited or withheld will be available for future grants under the 2020 Plan.

The 2020 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

2019 Incentive Stock Plan

On June 7, 2019, the Board adopted the Avalon GloboCare Corp. 2019 Incentive Stock Plan (the “2019 Plan”), subject to stockholder approval, which was received on August 6, 2019. There are 500,000 shares of our common stock reserved for issuance under the 2019 Plan, subject to customary adjustments for stock splits, stock dividends or similar transactions. As of the Record Date, 93,200 shares remained available for issuance under the 2019 Plan.

The following table provides information with respect to our 2019 Plan, 2020 Plan, and Amended and Restated 2020 Plan under which equity compensation was authorized as of December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under the 2019 Plan and 2020 Plan (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders
Amended and Restated 2020 Plan(4)	—		—
2020 Plan	372,403	(1)	$4.94	(2)	127,597
2019 Plan	406,800	(3)	$18.36	(2)	93,200
Equity compensation plans not approved by security holders	—		—		—
Total	779,203		$12.36		220,797

____________

(1)      Includes 324,803 shares of our common stock issuable upon exercise of outstanding options and 47,600 shares of our common stock issuable pursuant to outstanding restricted stock units.

(2)      The weighted average exercise price does not take into account the shares issuable pursuant to outstanding restricted stock units, which have no exercise price.

(3)      Includes 402,000 shares of our common stock issuable upon exercise of outstanding options and 4,800 shares of our common stock issuable pursuant to outstanding restricted stock units.

(4)      No issuances have been made as of December 31, 2023 under the Amended and Restated 2020 Plan.

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the outstanding common stock by:

•        Any holder of more than 5%;

•        Each of our named executive officers and directors; and

•        Our directors and executive officers as a group.

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)
Named executive officers and directors:
Wenzhao Lu(3)	3,583,788	22.4%
David Jin, MD, PhD(4)	1,585,000	9.9%
Meng Li(5)	545,000	3.4%
Luisa Ingargiola(6)	240,000	1.5%
Steven A. Sanders(7)	38,000	*
Wilbert J. Tauzin II(8)	64,000	*
William B. Stilley III(9)	38,000	*
Tevi Troy(10)	38,000	*
Lourdes Felix(11)	13,803	*
All officers and directors as a group (9 persons)(12)	6,145,591	37.3%
Other 5% stockholders:
Mast Hill Fund, L.P.(13)	4,412,471	22.2%

____________

*        Less than 1.0%.

(1)      Except as otherwise indicated, the address of each beneficial owner is c/o Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728.

(2)      Applicable percentage ownership is based on 15,984,185 shares of our common stock outstanding as of the Record Date, together with securities exercisable or convertible into shares of our common stock within 60 days of the Record Date for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)      Wenzhao Lu holds 3,583,788 shares of our common stock.

(4)      David Jin holds (i) 1,545,000 shares of our common stock and (ii) 40,000 vested options to acquire 40,000 shares of our common stock.

(5)      Meng Li holds (i) 515,000 shares of our common stock and (ii) 30,000 vested options to acquire 30,000 shares of our common stock.

(6)      Represents 240,000 vested options to acquire 240,000 shares of our common stock.

(7)      Represents stock option to acquire 38,000 shares of our common stock, 36,000 of which have been vested and 2,000 of which will be vested within 60 days of the Record Date.

(8)      Represents stock option to acquire 64,000 shares of our common stock, 63,000 of which have been vested and 1,000 of which will be vested within 60 days of the Record Date.

(9)      Represents stock option to acquire 38,000 shares of our common stock, 36,000 of which have been vested and 2,000 of which will be vested within 60 days of the Record Date.

(10)    Represents stock option to acquire 38,000 shares of our common stock, 36,000 of which have been vested and 2,000 of which will be vested within 60 days of the Record Date.

(11)    Represents stock option to acquire 13,803 shares of our common stock, 11,803 of which have been vested and 2,000 of which will be vested within 60 days of the Record Date.

(12)    Includes 501,803 shares of common stock that may be acquired upon exercise of vested options within 60 days of the Record Date.

(13)    Represents (i) principal and accrued and unpaid interest, convertible into 3,905,471 shares of our common stock at a conversion price of $0.75 per share, and (ii) 507,000 shares of our common stock held by Mast Hill Fund, L.P.

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2022 to which we were a party or will be a party, in which:

•        The amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years; and

•        Any of our directors, executive officers, promoters or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Rental Revenue from Related Party and Rent Receivable — Related Party

The Company leases part of its commercial real property located in New Jersey to D.P. Capital Investments LLC, a company controlled by Wenzhao Lu, the Company’s largest shareholder and chairman of the Board. The term of the related party lease agreement is five years commencing on May 1, 2021 and will expire on April 30, 2026.

For both the years ended December 31, 2023 and 2022, the related party rental revenue amounted to $50,400 and has been included in rental revenue on the accompanying consolidated statements of operations and comprehensive loss.

At December 31, 2023 and 2022, the related party rent receivable totaled $124,500 and $74,100, respectively, which has been included in rent receivable on the accompanying consolidated balance sheets, and no allowance for doubtful accounts was deemed to be required on the receivable.

Services Provided by Related Party

From time to time, Wilbert Tauzin, a director of the Company, and his son provide consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $86,528 and $144,064 for the years ended December 31, 2023 and 2022, respectively, which have been included in professional fees on the accompanying consolidated statements of operations and comprehensive loss.

Accrued Liabilities and Other Payables — Related Parties

In 2017, the Company acquired Beijing Genexosome for a cash payment of $450,000. As of December 31, 2023 and 2022, the unpaid acquisition consideration of $100,000, was payable to Dr. Yu Zhou, a former director and former co-chief executive officer and 40% owner of Genexosome, and has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

During the period from June 2023 through December 2023, Lab Services MSO paid shared expense on behalf of the Company. As of December 31, 2023, the balance due to Lab Services MSO amounted to $72,746, which has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

As of December 31, 2023 and 2022, $33,712 and $0 of accrued and unpaid interest related to borrowings from Wenzhao Lu, the Company’s largest shareholder and Chairman of the Board, respectively, have been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

Borrowings from Related Party

Line of Credit

On August 29, 2019, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) providing the Company with a $20 million line of credit (the “Line of Credit”) from Wenzhao Lu (the “Lender”), the largest shareholder and Chairman of the Board. The Line of Credit allows the Company to request loans thereunder and to use the proceeds of such loans for working capital and operating expense purposes until the facility matures on December 31, 2024. The loans are unsecured and are not convertible into equity of the Company. Loans drawn under the Line of Credit bear interest at an annual rate of 5% and each individual loan is payable three years from the date of issuance. The Company has a right to draw down on the Line of Credit and such right is not at the discretion of the related party Lender. The Company may, at its option, prepay any borrowings under the Line of Credit, in whole or in part at any time prior to maturity, without premium or penalty. The Line of Credit Agreement includes customary events of default. If any such event of default occurs, the Lender may declare all outstanding loans under the Line of Credit to be due and payable immediately.

In the years ended December 31, 2023 and 2022, activity recorded for the Line of Credit is summarized in the following table:

Outstanding principal under the Line of Credit at January 1, 2022	$2,750,262
Draw down from Line of Credit	100,000
Repayment of Line of Credit	(410,000)
Settlement of Line of Credit in shares	(2,440,262)
Outstanding principal under the Line of Credit at December 31, 2022	—
Draw down from Line of Credit	850,000
Outstanding principal under the Line of Credit at December 31, 2023	$850,000

For the years ended December 31, 2023 and 2022, the interest expense related to related party borrowings amounted to $33,712 and $79,898, respectively, and has been reflected as interest expense — related party on the accompanying consolidated statements of operations and comprehensive loss.

As of December 31, 2023 and 2022, the related accrued and unpaid interest for the Line of Credit was $33,712 and $0, respectively, and has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

As of December 31, 2023, the Company used approximately $6.8 million of the credit facility and has approximately $13.2 million remaining available under the Line of Credit.

Common Stock Sold to Related Party for Cash

On August 5, 2022, the Company sold 44,872 shares of its common stock at a purchase price of $7.8 per share, the fair market value on the transaction date, to Wenzhao Lu, the Chairman of the Board, pursuant to a subscription agreement. The Company received proceeds of $350,000 (See Note 14 — Common Shares Sold for Cash).

Series A Preferred Stock Sold to Related Party for Cash

On December 14, 2022, the Company entered into a Securities Purchase Agreement with Wenzhao Lu, the Company’s Chairman of the Board, pursuant to which the Company sold to Mr. Lu 4,000 shares of its Series A Preferred Stock, stated value $1,000, for gross proceeds of $4,000,000 (See Note 14 — Series A Preferred Stock Sold for Cash).

Membership Interest Purchase Agreement

On November 17, 2023, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Wenzhao Lu (the “Purchaser”), the largest shareholder and Chairman of the Board, pursuant to which (i) the Purchaser will acquire from the Company 30% of the total outstanding membership interests of Avalon RT 9, a wholly owned subsidiary of the Company for a cash purchase price of $3,000,000 (the “Acquisition”), and (ii) for a period of twelve months following the closing of the Acquisition, the Purchaser shall have the option to purchase from the Company up to an additional 70% of the outstanding membership interests of Avalon RT 9 for a purchase price of up to $7,000,000 (the “Option”), subject to the terms and conditions of a membership interest purchase agreement to be negotiated and entered into between the Purchaser and the Company at such time that the Purchaser desires to exercise the Option. The Acquisition was not closed as of December 31, 2023. The Company received $485,714 from Wenzhao Lu as of December 31, 2023, which was recorded as advance from sale of noncontrolling interest — related party on the accompanying consolidated balance sheets.

Policies and Procedures for Related Party Transactions

Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a transaction with us without the prior consent of our Board acting through the Audit Committee or, in certain circumstances, the Chairman of the Audit Committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our Audit Committee, or in certain circumstances the Chairman of our Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee, or the Chairman of our Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

Director Independence

Our Board undertook a review of its composition, the composition of its committees and the independence of each of its directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Steven A. Sanders, Lourdes Felix, William B. Stilley, III, and Tevi Troy do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq and SEC rules.

PROPOSAL NO. 2: RATIFY THE APPOINTMENT OF M&K AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

On July 10, 2024, the Audit Committee of the Board of Directors discharged Marcum, the Company’s former independent registered public accounting firm. On July 10, 2024, the Audit Committee appointed M&K as the Company’s new independent registered accounting firm to audit our financial statements for the fiscal year ending December 31, 2024, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither M&K nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by Marcum, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2023	2022
Audit Fees	$292,005	$196,473
Audit-Related Fees	$198,158	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$490,163	$196,473

M&K did not have any fees in the fiscal years ended December 31, 2023 or 2022.

Audit Fees

Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements, review of our Annual Report on Form 10-K, and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements, including registration statements.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit and or review of our consolidated financial statements and are not reported under “Audit Fees”, such as audits and reviews in connection with the acquisition of Lab Services MSO.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees

Consists of fees for products and services other than the services reported above. There were no management consulting services provided in 2023 or 2022.

Pre-Approval Policy and Procedures

The current policy of the directors, acting as the Audit Committee, is to approve the appointment of the principal auditing firm and any permissible audit-related services. The audit and audit related fees include fees for the annual audit of the financial statements and review of financial statements included in Quarterly Reports on Form 10-Q. Fees charged by the auditor were approved by the Board with engagement letters signed by the Audit Committee Chairman.

The Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by the auditor. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by the auditor which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by the auditor. The Audit Committee has approved all audit and permitted non-audit services performed by the auditor for the year ended December 31, 2023.

Attendance at Annual Meeting

Representatives of M&K are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

This proposal, to ratify the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2024, requires the affirmative vote of a majority of the total votes properly cast at the Annual Meeting, in person or by proxy. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal. Approval of Proposal No. 2 is not conditioned upon approval of any other proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF M&K AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3: APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK PURSUANT TO NASDAQ LISTING RULES

Our Board is seeking the approval of our stockholders of the potential issuance of shares of our common stock to Mast Hill Fund, L.P. (“Mast Hill”) in excess of 19.99% of our outstanding common stock pursuant to Nasdaq Listing Rules 5635(b), 5635(d) and 5635(e). In all instances, we may not issue shares of our common stock to Mast Hill under the Securities Purchase Agreement (as hereinafter defined) if it would result in Mast Hill beneficially owning more than 4.99% of our common stock, as set forth in the Securities Purchase Agreement.

Mast Hill Securities Purchase Agreement

As previously disclosed, on June 5, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Mast Hill for the issuance of 13% senior secured promissory notes in the aggregate principal amount of $2,845,000 (collectively, the “Notes”) convertible into shares of the Company’s common stock, as well as the issuance of up to 402,000 shares of common stock as a commitment fee and warrants for the purchase of up to 2,200,000 shares of common stock (the “Convertible Note Financing”). The Company and its subsidiaries also entered into those certain security agreements (the “Security Agreements”), creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes. The transaction closed on June 5, 2024 (the “Closing Date”).

Mast Hill acquired the Notes in the principal amount of $2,845,000 and paid the purchase price of $2,702,750, after an original issue discount of $142,250, with a conversion price of $0.75, subject to adjustment as provided in Notes. On the Closing Date, the Company issued to Mast Hill (i) a warrant to purchase 1,000,000 shares of common stock with an exercise price of $0.65, exercisable until the five-year anniversary of the Closing Date (the “First Warrant”), (ii) a warrant to purchase 1,200,000 shares of common stock with an exercise price of $0.50, exercisable until the five-year anniversary of the Closing Date, which warrant will be cancelled and extinguished against payment of the Notes (the “Second Warrant” and together with the First Warrant, the “Warrants”), and (iii) 402,000 shares of common stock as additional consideration for the purchase of the Note ( the “Commitment Shares”), which were earned in full as of the Closing Date. On the Closing Date, the Company delivered such duly executed Notes, Warrants and shares of common stock to Mast Hill against delivery of such purchase price.

The Company received net cash amount of $881,210 from the Convertible Note Financing after using the proceeds to pay off all previously issued convertible notes to Mast Hill of $1,206,867 and FirstFire of $454,673, respectively, and to pay finder’s fee of $120,000 and lender’s costs of $40,000 related to this financing.

In all instances, we may not issue shares of our common stock to Mast Hill under the Securities Purchase Agreement if it would result in Mast Hill beneficially owning more than 4.99% of our common stock, as set forth in the Securities Purchase Agreement.

Reasons for this Proposal No. 3

Our common stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules. We are seeking stockholder approval of the potential issuance of shares of our common stock to Mast Hill in excess of 19.99% of our outstanding common stock in order to comply with Nasdaq Listing Rule 5635.

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities. Based upon Nasdaq Listing Rule 5635(d), the number of shares of the Company’s common stock that may be issued pursuant to the Securities Purchase Agreement (including the Commitment Shares), upon conversion of the Warrants, and upon conversion of the Notes, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Company’s common stock, unless stockholder approval to exceed the Exchange Cap is approved. In all instances, we may not issue shares of our common stock to Mast Hill under the Securities Purchase Agreement if it would result in Mast Hill beneficially owning more than 4.99% of our common stock, as set forth in the Securities Purchase Agreement.

In addition, Nasdaq Listing Rule 5635(b) generally requires us to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Pursuant to applicable Nasdaq guidance, a change of control may generally be deemed to occur when an investor would own or have the right to acquire 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. However, in determining if a change of control has occurred (and stockholder approval is required), Nasdaq will consider all circumstances concerning the transaction and may determine that a change of control has occurred even if the number of shares of common stock or voting power that an investor has a right to acquire is less than 20%.

If all of the Notes were converted to shares of our common stock, the Warrants were exercised in full, and the Commitment Shares were issued, we would issue a number of shares of common stock that would exceed the Exchange Cap. Therefore, we are asking stockholders to approve the issuance of more than 19.99% of our issued and outstanding common stock pursuant to the Securities Purchase Agreement, including upon the conversion of the Notes and Warrants, and upon issuance of the Commitment Shares. Effectively, we are seeking stockholder approval for the issuance of (i) up to an aggregate of 4,177,031 shares of our common stock issuable pursuant to the Notes, which represents the number of shares of common stock we would be required to issue if the Notes were converted in full at the conversion price of $0.75 (including the maximum amount of accrued and unpaid interest), (ii) up to an aggregate of 2,200,000 shares of our common stock issuable pursuant to the Warrants, which represents the number of shares of common stock we would be required to issue if the Warrants were fully exercised, and (iii) 420,000 Commitment Shares which were issued on June 5, 2024. In all instances, we may not issue shares of our common stock to Mast Hill under the Securities Purchase Agreement if it would result in Mast Hill beneficially owning more than 4.99% of our common stock, as set forth in the Securities Purchase Agreement.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Securities Purchase Agreement, as the offering has already been completed, and the Notes, the Warrants and the Commitment Shares have already been issued. We are only asking for Nasdaq purposes for approval of the issuance of (i) the Commitment Shares, (ii) up to 4,177,031 shares of our common stock upon conversion of the Notes, and (iii) up to 2,200,000 shares of our common stock upon exercise of the Warrants.

Potential Consequences if Proposal No. 3 is Not Approved

The failure of our stockholders to approve this Proposal No. 3 will mean that: (i) we cannot permit the full conversion of the Notes and the Warrants, and (ii) we may incur substantial additional costs and expenses. In addition, the Securities Purchase Agreement provides that it is an event of default if we do not receive stockholder approval for the Proposal No. 3 as provided in the Securities Purchase Agreement, and therefore, our failure to obtain such approval could result in a default under the Securities Purchase Agreement. Also, if, as a result of failing to obtain stockholder approval, we are prohibited from issuing shares of common stock pursuant to exercise of the Warrant or conversion of the Notes in excess of 19.99% of our outstanding common stock (or in an amount that would violate Nasdaq Listing Rule 5635(b)), we would likely be required to seek alternative sources of financing, which may not be available on terms favorable to the Company, or at all.

Potential Adverse Effects of the Approval of Proposal No. 3

If this Proposal No. 3 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the shares of common stock upon conversion of the Notes, upon exercise of the Warrants, and upon issuance of the Commitment Shares. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our common stock.

Vote Required

Adoption of Proposal No. 3 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 3. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal No. 3. Approval of Proposal No. 3 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK PURSUANT TO NASDAQ LISTING RULES.

PROPOSAL NO. 4: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECTUATE THE REVERSE STOCK SPLIT

On November 3, 2023, we received written notice from Nasdaq that the closing bid price for the Company’s common stock had been below $1.00 per share for the previous 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 calendar days, or until May 1, 2024, to regain compliance with the Minimum Bid Price Requirement.

On May 2, 2024, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to October 28, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Nasdaq Staff will provide the Company with written confirmation of compliance and the matter will be closed.

The Company continues to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options, including but not limited to, implementing the Reverse Stock Split to regain compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during this 180-day extension.

In response, and in an attempt to increase the share price of our common stock, we are asking stockholders to adopt and approve an amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effectuate the Reverse Stock Split of our issued and outstanding common stock. On August 27, 2024, our Board unanimously approved and declared advisable the proposed Reverse Stock Split Amendment and recommends that our stockholders adopt and approve the proposed Reverse Stock Split Amendment. If approved by stockholders, this Proposal No. 4 will authorize the amendment of our Certificate of Incorporation to effectuate the Reverse Stock Split at a ratio of no less than 1-for-2 and no more than 1-for-15, with such ratio to be determined at the sole discretion of the Board, with any fractional shares being rounded up to the next higher whole share.

Assuming stockholders approve the Reverse Stock Split Amendment, the effective date of the Reverse Stock Split will be determined at the sole discretion of the Board and may occur as soon as the day of the Annual Meeting. The effective date of the Reverse Stock Split will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Reverse Stock Split and not to file any amendment to our Certificate of Incorporation.

If we effectuate the Reverse Stock Split, then, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the then-outstanding shares of common stock immediately following the Reverse Stock Split that such stockholder held immediately prior to the Reverse Stock Split. The par value of our common stock will remain unchanged at $0.0001 per share. No fractional shares of common stock will be issued as a result of the Reverse Stock Split.

If the proposed Reverse Stock Split Amendment is adopted and approved by our stockholders and the Board elects to effectuate the Reverse Stock Split, we will file an amendment to our Certificate of Incorporation with the Delaware Secretary of State that sets forth the Reverse Stock Split Amendment and the Reverse Stock Split ratio as determined by the Board. The Reverse Stock Split Amendment will be effective immediately upon filing with the Delaware Secretary of State or such later time as is set forth therein. The Board also may determine in its discretion to abandon such an amendment, and to not effectuate the Reverse Stock Split. The Board reserves the right to withdraw Proposal No. 4 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 4 should be disregarded.

Background and Reasons for the Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the share price of our common stock to a level that will enable the Company to comply with the Minimum Bid Requirement. The Board of Directors believes that maintaining the Company’s Nasdaq listing is in the best interests of the Company and its stockholders. Among other things, the Board of Directors believes that the Company’s

Nasdaq listing may enable the Company to achieve better access to capital, encourage investor interest and improve the marketability of our common stock to a broader range of investors. In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we believe the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of the Reverse Stock Split is in the Company’s and its stockholders’ best interests.

However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our common stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Requirement or to attract capital investment in our company. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement, even if it maintains compliance with the other listing requirements.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances. The Board reserves the right to withdraw Proposal No. 4 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 4 should be disregarded.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of no less than 1-for-2 and no more than 1-for-15 is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split is implemented. If our stockholders approve Proposal No. 4, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. The factors that the Board may consider in determining the Reverse Stock Split ratio include, but are not limited to, the following:

•        The historical and projected trading price and trading volume of our common stock;

•        General economic and other related conditions prevailing in our industry and in the marketplace; and

•        Our ability to meet Nasdaq’s Minimum Bid Requirement.

The Board intends to select the Reverse Stock Split ratio that it believes will be most likely to achieve the anticipated benefits of the Reverse Stock Split described above. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the implementation of the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Board reserves the right to withdraw Proposal No. 4 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 4 should be disregarded.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our common stock price.    We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our common stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Requirement or to attract capital investment in our company.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.    The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not result in increasing the marketability of our common stock.

Effects of the Reverse Stock Split

General

The principal effect of the Reverse Stock Split, if implemented by the Board, would be to proportionately decrease the number of issued and outstanding shares of our common stock based on the ratio selected by our Board, which will result in each stockholder owning a reduced number of shares of common stock after the effective date of the Reverse Stock Split. The actual number of shares issued and outstanding and ultimately owned by each stockholder after giving effect to the Reverse Stock Split, if implemented, would depend on the ratio for the Reverse Stock Split that is ultimately determined by our Board. The Reverse Stock Split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Mechanics of the Reverse Stock Split-Fractional Shares,” In addition, the Reverse Stock Split would not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our common stock.

Effect on Capital Stock

The Company is authorized to issue 490,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, which includes (x) 15,000 shares that have been designated as Series A Convertible Preferred Stock, at a stated value equal to $1,000 per share, and (y) 15,000 shares that have been designated as Series B Convertible Preferred Stock, at a stated value equal to $1,000 per share, the terms of which are to be determined, from time to time, by our board of directors. The proposed Reverse Stock Split will have no impact on the total authorized number of shares of common stock or preferred stock, or the par value of the common stock or preferred stock.

Accounting Matters

As a result of the Reverse Stock Split, at the effective time of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio chosen by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The historical earnings or loss per share of our common stock reported in all financial reports published after the effective date of the Reverse Stock Split will be restated to reflect the proportionate decrease in the number of outstanding shares of common stock for all periods presented so that the results are comparable.

Mechanics of the Reverse Stock Split

In the case of common stock registered directly on the books of Vstock Transfer LLC, our transfer agent, only, no fractional shares of common stock will be issued as a result of the Reverse Stock Split. Rather, any fractional shares will be rounded up to the next higher whole share.

In the case of common stock held through a broker, bank or nominee, your broker, bank, or nominee will determine the process for dealing with any entitlements to fractional shares of common stock.

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers, or other nominees will be instructed to effectuate the Reverse Stock Split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records)

All of our registered holders of common stock hold their shares electronically in book-entry form with our transfer agent. They are provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effective Time

The effective time of the Reverse Stock Split, if the proposed Reverse Stock Split Amendment is adopted and approved by stockholders and the Reverse Stock Split is implemented at the direction of the Board, will be the date and time that the Reverse Stock Split Amendment effecting the amendment with the ratio selected by the Board is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the one-year anniversary of stockholder approval of the Reverse Stock

Split. The exact timing of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Board reserves the right to withdraw Proposal No. 4 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 4 should be disregarded. In addition, the Reverse Stock Split may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Reverse Stock Split Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Reverse Stock Split. If the Reverse Stock Split Amendment implementing the Reverse Stock Split has not been filed with the Delaware Secretary of State on or before the one-year anniversary of stockholder approval of the Reverse Stock Split, the Board will be deemed to have abandoned the Reverse Stock Split.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to stockholders for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Board intends the Reverse Stock Split to be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, although no assurances are provided in this regard. In such case, we should not recognize gain or loss in connection with the Reverse Stock Split. Also, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

Vote Required

Adoption of Proposal No. 4 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 4. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal No. 4. Approval of Proposal No. 4 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 5: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECREASE THE TOTAL NUMBER OF AUTHORIZED SHARES FROM 490,000,000 SHARES TO 100,000,000 SHARES

We are asking stockholders to adopt and approve an amendment to our Certificate of Incorporation, which approval is contingent upon stockholder approval of, and the effectuation of, the Reverse Stock Split (see Proposal No. 4), to decrease the total number of authorized shares of our common stock from 490,000,000 shares to 100,000,000 shares (the “Decrease in Authorized Shares Amendment”). On August 27, 2024, our Board unanimously approved and declared advisable the proposed Decrease in Authorized Shares Amendment, and recommends that our stockholders adopt and approve Proposal No. 5 and the proposed Decrease in Authorized Shares Amendment. If stockholders approve Proposal No. 4 and the Reverse Stock Split is effectuated, and if this Proposal No. 5 is approved by stockholders, this Proposal No. 5 will authorize the amendment of our Certificate of Incorporation to effectuate the Authorized Share Decrease, decreasing our authorized shares of common stock from 490,000,000 shares of common stock to 100,000,000 shares of common stock.

Assuming stockholders approve Proposal No. 4, the Reverse Stock Split is effectuated, and stockholders approve this Proposal No. 5, the effective date of the Authorized Share Decrease will be determined at the sole discretion of the Board, and may occur as soon as the day of the Annual Meeting. The effective date of the Authorized Share Decrease will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Authorized Share Decrease and not to file any amendment to our Certificate of Incorporation.

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split (Proposal No. 4) is to increase the share price of our common stock. If the Reverse Stock Split is effectuated and the price per share of our common stock increases, the number of shares of common stock potentially required to cover exercise of the Warrants, conversion of the Notes and/or any other conversions, will be lower because fewer shares would be required for conversions. Therefore, assuming that the price per share of our common stock increases due to the Reverse Stock Split, the Board of Directors believes authorizing more than 100,000,000 shares of common stock for issuance would no longer be advisable or necessary at this time. The Board of Directors believes that if the number of authorized shares of common stock is decreased, it may have the effect of making investment in our common stock more attractive to investors because the risk of dilution by issuance of additional shares is more limited. Accordingly, the Board believes that at a higher share price, authorizing 501,000,000 shares of common stock will provide us with the ability and flexibility desired.

We do not have any definitive plans, arrangements, understandings or agreements regarding the potential implications of decreasing the authorized shares of common stock. We are asking stockholders to approve the Decrease in Authorized Shares Amendment which, if approved by stockholders and the Reverse Stock Split occurs, will authorize the amendment of our Certificate of Incorporation to effectuate the Authorized Share Decrease from 490,000,000 shares of common stock to 100,000,000 shares of common stock.

The adoption of the Decrease in Authorized Shares Amendment would not have any immediate accretive effect on the proportionate voting power or other rights of existing stockholders. However, future issuance of additional authorized shares of our common stock would be more limited than would be the case if 490,000,000 shares of common stock were authorized for issuance.

Board Discretion to Implement the Authorized Share Decrease

The Board believes that stockholder adoption and approval of the Authorized Share Decrease is in the best interests of our stockholders. If our stockholders approve this Proposal No. 5, the Board will implement the Authorized Share Decrease only upon (i) approval of Proposal No. 4 by stockholders, (ii) effectuation of the Reverse Stock Split, and (iii) a determination that the Authorized Share Decrease is in the best interests of the stockholders at that time. The Board may abandon the Authorized Share Decrease in its sole discretion.

Effective Time

The effective time of the Authorized Share Decrease (if Proposal No. 4 is approved by stockholders, the Reverse Stock Split is effectuated, the proposed Decrease in Authorized Shares Amendment is adopted and approved by stockholders, and the Authorized Share Decrease is implemented at the discretion of the Board) will be the date and time that the Certificate of Incorporation amendment effectuating the Authorized Share Decrease is filed with the Delaware

Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the 2025 annual meeting of stockholders. The exact timing of the Authorized Share Decrease will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Authorized Share Decrease may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the relevant Certificate of Incorporation amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Decrease in Authorized Shares Amendment and/or stockholder approval of the Reverse Stock Split and/or effectuation of the Reverse Stock Split, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Decrease. If the Certificate of Incorporation amendment implementing the Authorized Share Decrease is not effective with the Delaware Secretary of State on or before the date of the 2025 Annual Meeting, the Board will be deemed to have abandoned the Authorized Share Decrease.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to adopt and approve the Decrease in Authorized Shares Amendment. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal No. 5. Abstentions and broker non-votes will have the effect of a vote “against” Proposal No. 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 5.

PROPOSAL NO. 6: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Our executive compensation program is designed to retain and incentivize the high-quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officer’s compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosure is hereby APPROVED.”

Required Vote and Recommendation

The Say-on-Pay vote is advisory, and therefore not binding on, Avalon, our Board or our Compensation Committee. Nevertheless, our Board and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and accordingly, the Board and our Compensation Committee intend to consider the results of this vote among the many factors they consider in making determinations in the future regarding executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2025 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2025 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Exchange Act must be received by us no later than May 9, 2025 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the annual meeting together with supporting documentation as well as be present at such meeting, either in person or by representative. For our 2025 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later July 9, 2025 and no earlier than June 9, 2025; provided, however, that in the event the annual meeting is scheduled to be held more than 30 days before the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such annual meeting; and (ii) the 10th day following the day on which such public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2025 Annual Meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, Attn.: Secretary, no later than August 8, 2025. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described in this section and it shall not extend any such deadline set forth under our bylaws.

ANNUAL REPORT

A copy of our 2023 Annual Report on Form 10-K (including our audited financial statements) filed with the SEC is enclosed herewith. Upon written request to the Company, the exhibits set forth on the exhibit index of our Annual Report on Form 10-K may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits). Additional copies of our 2023 Annual Report on Form 10-K (including our audited financial statements) may be obtained without charge by writing to Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey, 07728, Attn.: Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, NJ 07728, Attn.: Secretary, or by phone at (732) 780-4400. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present at the Annual Meeting of any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ Wenzhao Lu
Name:	Wenzhao Lu
Title:	Chairman of the Board of Directors

September 6, 2024
Freehold, New Jersey

SCAN TO VIEW MATERIALS & VOTE AVALON GLOBOCARE CORP. 4400 ROUTE 9 SOUTH, SUITE 3100 FREEHOLD, NJ 07728 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ALBT2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 6, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V56304-P17983 KEEP THIS PORTION FOR YOUR RECORDS AVALON GLOBOCARE CORP. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote “FOR” the election of the named nominees as directors: 1. Election of Directors Nominees: For Withhold For Against Abstain 3. 1a. Wenzhao “Daniel” Lu 1b. David Jin 1c. Lourdes Felix 1d. Steven A. Sanders 1e. William B. Stilley, III 1f. Wilbert J. Tauzin, II 1g. Tevi Troy 3. Proposal to approve the potential issuance of shares of the Company’s common stock in excess of 19.99% of the Company’s outstanding common stock pursuant to listing rules of The Nasdaq Stock Market LLC. The Board of Directors recommends you vote “FOR” the following proposals: For Against Abstain 4. Proposal to approve the amendment of the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to effectuate a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of no less than 1-for-2 and no more than 1-for-15, with such ratio to be determined at the sole discretion of the Board of Directors (the “Reverse Stock Split”). 5. 3. Proposal to approve the amendment of the Certificate of Incorporation, which approval is contingent upon stockholder approval of, and the effectuation of, the Reverse Stock Split, to reduce the total number of authorized shares of the Company’s common stock from 490,000,000 shares to 100,000,000 shares. 3. 2. 1. Proposal to ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 6. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V56305-P17983 Avalon GloboCare Corp. PROXY FOR ANNUAL MEETING TO BE HELD ON October 7, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints David Jin and Luisa Ingargiola or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of the common stock of Avalon GloboCare Corp. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on October 7, 2024 at 9:00 a.m., Eastern Time, and any postponements or adjournments thereof, subject to the directions indicated on the reverse side hereof. The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/ALBT2024. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side